EXHIBIT 17(a)
                                      SEI
                            680 East Swedesford Road
                              Wayne, PA 19087-1658
                                 (610) 254-1000


November 16, 1994

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

     RE: RULE 24F-2 NOTICE FOR FIRST AMERICAN INVESTMENT FUNDS, INC. SEC FILE #33-16905

Ladies and Gentlemen:

Pursuant to Rule 24f-2 under the Investment Company Act of 1940, you are hereby notified as follows:

(i) the fiscal year of the Fund for which this Notice is filed is the year ended September 30, 1994.

(ii) the number of securities of the same class of the Fund which had been registered under the Securities Act of 1933 other than pursuant to Rule 24f-2 which remained unsold at the beginning of such fiscal year was: 0.

(iii)the number of securities of the Fund registered during such fiscal year other than pursuant to Rule 24f-2 was: 0.

(iv) the number of securities of the Fund sold during such fiscal year was:
     121,764,627.

(v) the number of securities of the Fund sold during such fiscal year in reliance upon registration pursuant to Rule 24f-2 was: 121,764,726.

This Notice is accompanied by an opinion of counsel as to whether the securities, the registration of which this Notice makes definite in number, were legally issued, fully paid and non-assessable as required by paragraphs (b) (1)
(v) and (c), respectively, of Rule 24f-2.

* Pursuant to Rule 24f-2(c), the filing fee accompanying this Notice was calculated as follows:

        (a)     actual aggregate sale price of
                securities sold pursuant to
                Rule 24f-2 during fiscal year
                (paragraph (v) above):                  $1,357,781.818

        (b)     reduced by the difference
                between:

                (1)     the actual aggregate
                        redemption price of
                        securities of the Fund
                        redeemed by the Fund
                        during such fiscal year:        $1,098,884,934

                        and

                (2)     the actual aggregate
                        redemption price of
                        such redeemed securities
                        previously applied pursuant
                        to Rules 243-2(a) and 24e-1 of
                        the Act:                                     0

                        net redemptions                 $1,098,884,934

        Fee calculated pursuant to Section
        6(b) of the Securities Act of 1933:                 $89,275.41

THIS FEE WILL BE SENT TO THE SEC'S ACCOUNT AT MELLON BANK ON 11/16/94.

Very truly yours,


By: /s/ Jean A. Young
Jean A. Young
Controller